                               EXHIBIT 1.A.(6)(b)

                ByLaws of Acacia National Life Insurance Company

                                    BY-LAWS
                                       OF
                     ACACIA NATIONAL LIFE INSURANCE COMPANY
                         (as amended January 19, 1982)

ARTICLE I:   OFFICES

The principal office of the Company shall be located in the City of Washington, District of Columbia. The registered office shall be as designated in the Articles of Incorporation or as changed in accordance with State Law.


ARTICLE II:  SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS

The annual meeting of shareholders shall be held in the City of Washington, District of Columbia on the third Tuesday of January in each year and every year if not a legal holiday, and if a legal holiday then on the next work day. At this meeting the shareholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 2.  SPECIAL MEETINGS

Special meetings of the shareholders, for any purpose or purposes, may at any time be called by the Chairman of the Board at the direction of the Board of Directors or by the holders of not less than 10% of all the outstanding shares entitled to vote at the meeting. Special meetings of shareholders may be held within or without the District of Columbia. The business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of such special meeting.

SECTION 3.  NOTICE OF MEETINGS

Written or printed notice of a shareholders' meeting stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered either personally or by mail not less than ten (10) nor more than thirty (30) days before the date of the meeting.

SECTION 4. QUORUM

The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. At any meeting of shareholders at which a quorum is present, the affirmative vote of the majority of the shares of the stock represented at a meeting shall be the act of the shareholders, unless the vote of a greater or lesser number of shares of stock is required by law. At any meeting of shareholders at which a quorum is not present, the shareholders present or represented by proxy may adjourn the meeting, from time to time, without notice other than announcement at the meeting until a quorum is present. At such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the meeting as originally called.

SECTION 5. VOTING.

Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or such shareholder's duly authorized attorney-in-fact.

SECTION 6. ACTION WITHOUT A MEETING

Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote. Such consent shall be filed in the Minute Book of the Secretary and shall have the same force and effect as a unanimous action of the shareholders.

ARTICLE III:     DIRECTORS

SECTION 1. NUMBER, TERM OF OFFICE, AND ELIGIBILITY

The number of Directors shall be set by the Board of Directors but such number shall be at least three and not more than twelve. The Directors shall be at least twenty-one (21) years of age and need not be residents of the District of Columbia nor shareholders of the Company. Directors, other than the Directors of the first Board of Directors, shall be elected at the annual meeting of the shareholders, except as otherwise provided, to serve until their successors shall have been qualified and elected. The first Board of Directors shall hold office until the first annual meeting of shareholders.

SECTION 2. ELECTION OF THE CHAIRMAN OF THE BOARD

The Directors shall elect a Chairman of the Board at their first meeting and annually thereafter at the regular meeting following the annual shareholder's meeting to preside at future meetings of the Executive Committee, the Board of Directors and the shareholders.

SECTION 3. MEETINGS

Meetings of the Board of Directors, regular or special, may be held either within or without the District of Columbia. Unless otherwise stated in the notice for such meeting, the meeting shall be held at the principal office of the Company. Regular meetings of the Board of Directors shall be held at such time as shall be designated by the Chairman of the Board but not less than twice a year. Officers shall be elected at the first regular meeting held after the annual meeting of shareholders. Special meetings of the Board of Directors may be called by the Chairman of the Board or by a majority of the Directors.

SECTION 4. NOTICE OF MEETINGS

Notice shall be given to each Director either personally, by telephone or in writing. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was unlawfully called or convened. Neither the business to be transacted nor the purpose of any regular or special meeting, need be specified in a notice or waiver of notice of such meeting.

SECTION 5. QUORUM AND VOTE

A majority of the Directors shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present by person or telephone shall be the act of the Board of Directors, unless the vote of a greater number is required by these By-Laws or by statute. At any meeting of Directors at which a quorum is not present, the Directors present may adjourn the meeting without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the meeting as originally called.

SECTION 6. ACTION WITHOUT A MEETING

Whenever Directors are required or permitted to take any action at a meeting, such action may be taken by the Board of Directors without a meeting on the written consent of all the members of the Board, and shall be filed in the Minute Book of the Secretary. Such action shall have the same force and effect as a unanimous vote.

SECTION 7. POWERS AND DUTIES

The business affairs of the Company shall be managed by the Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by these By-Laws directed or required to be exercised or done by the shareholders.

SECTION 8. COMPENSATION OF DIRECTORS

The Board of Directors, pursuant to the affirmative vote of a majority of the Board of Directors then in office, and irrespective of any personal interests of any of its members, shall establish reasonable compensation of all Directors for services rendered to the Company in their capacity AS Director, officer or otherwise.

SECTION 9. REMOVAL OF DIRECTORS

Any and all of the Directors may be removed, with or without cause, at any time by the vote of the shareholders at a special meeting called for that purpose.

SECTION 10.  VACANCIES

A NEWLY created vacancy resulting from an increase in the number of Directors shall be filled by the Board of Directors and such Director shall serve until the next succeeding annual meeting of shareholders or until such Director's successor shall have been qualified and elected. Any other vacancy may be filled by the affirmative vote of a majority of the remaining Directors, although the number of remaining Directors is less than a quorum of the Board of Directors, and such Director shall be elected for the unexpired portion of the term of such Director's predecessor in office or until such Director's successor shall have been qualified and elected.


ARTICLE IV:  COMMITTEES

SECTION 1. EXECUTIVE COMMITTEE

The Executive Committee shall consist of the Chairman of the Board, who shall be Chairman, the President (if a person other than the Chairman of the Board) and not less than one other member of the Board of Directors to be designated annually at the regular meeting following the annual shareholders' meeting, by the Board of Directors. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Such Committee shall exercise general supervision over the business of the Company during the intervals between meetings of the Board of Directors; and shall have all of the authority vested in the Board of Directors except as otherwise provided in these Bylaws or by statute. The Committee shall keep regular minutes of its proceedings. If a vacancy occurs on the Committee, the Board of Directors may designate another Director to fill such vacancy. Whenever a member of the Committee is not available for a meeting of such Committee, the Board may designate another Director to serve in the member's place.

SECTION 2. FINANCE COMMITTEE

The Finance Committee shall consist of the Chairman of the Board, who shall be Chairman, the President (if a person other than the Chairman of the Board) and not less than one other member of the Board of Directors to be designated annually at the regular meeting following the annual shareholders' meeting, by the Board of Directors. The majority of the members of the Committee shall constitute a quorum for the transaction of business. If a vacancy occurs on the Committee, the Board of Directors may designate another Director to fill such vacancy. Whenever a member of the Committee is not available for a meeting of such Committee, the Board may designate another Director to serve in the member's place.

The Finance Committee, subject to the regulations prescribed by the Board of Directors, shall have the control and management of the invested and other funds and of all other property owned by the Company and of all business pertaining to such control and management. It may make or authorize the President, a Vice President, or the Treasurer, to make investments in bonds, real estate, mortgages, securities, and other property and it may sell or authorize the President, a Vice President or the Treasurer, to sell any of the bonds, real estate, mortgages, securities, and other property owned by the Company. The Committee shall keep regular minutes.

SECTION 3. OTHER COMMITTEES

The Board of Directors may from time to time create such other committees as it deems necessary to the conduct of the business of the Company and may vest in the other committees such power and authority as it deems necessary to carry out the purposes for which the committees are created. The majority of the members of any other committees shall constitute a quorum for the transaction of business within that committee. If a vacancy occurs on any committee formed, the Board of Directors may designate another Director to fill such vacancy. Whenever a member of any other committee is not available for a meeting of the committee, the Board may designate another Director to serve in the member's place.

SECTION 4.  ACTION WITHOUT A MEETING

Whenever committees are permitted to take any action at a meeting, such action may be taken by the committee without a meeting on the written consent of all the members of the committee and shall be filed in the Minute Book of the Secretary.

ARTICLE V:    OFFICERS

SECTION 1. ELECTED OFFICERS

The elected officers of the Company shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board may from time to time deem necessary, each of whom shall be elected by the Board of Directors at its initial meeting and thereafter at the first regular meeting of the Board of Directors following the annual meeting of the shareholders of the Company. The President shall be elected from among the Directors. Such officers shall serve for one year or until their successors are elected. Any person may hold at one time more than one office, except that no person shall hold at one time the offices of President and Secretary.

SECTION 2. APPOINTED OFFICERS

The President, with the approval of the Board of Directors, may appoint such officers as may be deemed necessary to assist the elected officers of the Company or to perform such other duties as may be required in carrying out the Company's business. An appointed officer may be removed at any time by the President.

SECTION 3.  DUTIES

         (a) PRESIDENT

             The President shall be the chief executive officer of the Company and, under the direction of the Board of Directors, shall manage and conduct the Company's business. In the absence of the Chairman of the Board, the President shall preside at all meetings of shareholders, the Board of Directors, Executive Committee and Finance Committee.

         (b) VICE PRESIDENTS

             Vice Presidents shall perform such duties as the Board of Directors or the President may prescribe. In the absence of the President, the Vice President designated by the Board of Directors, shall perform the-duties and exercise the powers of the President.

         (c) SECRETARY

             The Secretary shall record the proceedings of all meetings of the Board of Directors, the Executive Committee, Finance Committee and all meetings of the shareholders in a Minute Book to be kept by the Secretary for that purpose. The Secretary shall notify all shareholders of the annual meeting and keep records of elections and votes. The Secretary shall give, or cause to be given, all required notice of meetings of the shareholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or by the President. The Secretary shall have custody of the Corporate Seal and shall have authority to affix the same to any instrument requiring it, and, when so affixed, it may be attested by the Secretary's signature. The Board of Directors may give authority to any other officer other than the President to affix the seal of the Company and to attest the affixing by the officer's signature.

         (d) TREASURER

             The Treasurer shall have the custody of all of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit, all funds and other valuable effects in the name and to the credit of the Company in such depository as may be designated by the Board of Directors. Under the direction of the Board of Directors or the President, the Treasurer shall disburse funds of the Company, taking proper voucher for such disbursement. The Treasurer shall render to the Board of Directors whenever the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Company.

SECTION 4.  COMPENSATION

Compensation of officers, if any shall be fixed from time to time by the Board of Directors.


SECTION 5.  REMOVAL

Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

SECTION 6.  VACANCIES

If any officer's position becomes vacant it may be filled by the Board of Directors.


ARTICLE VI:  AUDITOR

The Board of Directors shall appoint an Auditor who shall be responsible for the auditing of the books and accounts of the Company annually or at any shorter interval prescribed by the Board of Directors; make audits, appraisals and evaluations of the Company's accounting and financial systems and supporting records and documents to assure their adequacy and reliability and that Company assets are properly accounted for and safeguarded from loss, and perform such other duties as the Board of Directors may prescribe. The Auditor shall make written reports of audit examinations to the President as requested and a written report to the Board of Directors annually or at any other interval prescribed by the Board.


ARTICLE VII:     BONDING AND INDEMNIFICATION

SECTION 1. BONDING

The President, the Vice Presidents, the Secretary, and the Treasurer shall be bonded for the faithful performance of their respective duties with sufficient sureties and in such amounts as shall be determined by the Board of Directors. The Board of Directors may also require a bond of any other officer or employee of the Company with such surety as it may deem proper.

SECTION 2. INDEMNIFICATION

In the event any action, suit or proceeding is brought against a present or former Director, elected officer, appointed officer or other employee because of any action taken by such person as a Director, officer or employee of the Company or which he omitted to take as a Director, officer or employee of the Company, the Company shall reimburse or indemnify him for all loss reasonably incurred by him in connection with such action to the fullest extent permitted by S 13.1-3.1 of the Code of Virginia, as is now or hereafter amended, except in relation to matters as to which such person shall have been finally adjudged to be liable by reason of having been guilty of gross negligence or willful misconduct in the performance of duties as such director, officer or employee. In case any such suit, action or proceeding shall result in a settlement prior to final judgment and if, in the judgment of the Board of Directors, such person in taking the action or failing to take the action complained of was not grossly negligent or guilty of willful misconduct in the performance of his duty, the Company shall reimburse or indemnify him for the amount of such settlement and for all expenses reasonably incurred in connection with such action and its settlement. This right of indemnification shall not be exclusive of any other rights to which any such person may be entitled.


ARTICLE VIII:    CERTIFICATION OF SHARES

SECTION 1.  SHARES REPRESENTED BY CERTIFICATE

The shares of the Company shall be represented by certificates signed by the President and the Treasurer of the Company and shall contain the seal of the Company or a facsimile of the seal. Each shareholder shall be entitled to a certificate or certificates for shares of the Company owned by such shareholder.

SECTION 2.  SURRENDER OF CERTIFICATES

Upon surrender to the Company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled to such certificate, and the old certificate shall be canceled and the transaction recorded upon the books of the Company.

SECTION 3. FIXING A RECORD DATE

For-the purpose of determining shareholders entitled to notice of, or to vote at any meeting of shareholders, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of rights, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Company may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than thirty (30) days nor less than ten (10) days before the date of any such meeting or the date of the particular action to be taken. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjourned meeting unless the Board fixes a new record date for such adjourned meeting.


ARTICLE IX:  DIVIDENDS

Dividends to shareholders may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in shares of the capital stock or in the Company's bonds or its property including the shares or bonds of other companies, subject to any provisions of law. Before payment of any dividend there may be set aside out of any funds of the Company available for dividends, such sum or sums as the Directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for repairing or maintaining any property of the Company or for such other purpose as the Directors shall find to be-in the best interest of the Company. The Directors may modify or abolish any such reserve.


ARTICLE X:   CORPORATE SEAL

The Corporate Seal shall have inscribed on it the name of the Company, the year of its organization and the words, "Corporate Seal, Commonwealth of Virginia."


ARTICLE XI:  EXECUTION OF CONTRACTS AND OTHER DOCUMENTS

SECTION 1.  CONTRACTS

The President, a Vice President, Treasurer or such other persons as may be specified by the Board of Directors, are authorized on behalf of the Company to sign all deeds, bonds, contracts, mortgages and other instruments or documents.

SECTION 2. CHECKS AND OTHER COMMERCIAL PAPER

All checks, drafts, notes, bonds, bills of exchange or other orders, instruments or obligations for the receipt of or the payment of money shall be endorsed by or signed by either the President, the Treasurer, or such other persons as may be designated by the Board of Directors.


ARTICLE XII:     FISCAL YEAR

The fiscal year of the Company shall begin on the first day Of January in each year.


ARTICLE XIII:    NOTICES AND WAIVER OF NOTICES

Whenever any notice required by these By-Laws or by statute is given by mail, such notice shall be good and sufficient if deposited in the United States mail, addressed in the case of a shareholder, to the shareholder's address as it appears on the record of the Company, or in the case of a Director, to the Director at the Director's address as it appears on the records of the Company.

Whenever any notice is required to be given by these By-Laws or by statute, a waiver of such notice given in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such By-Law or Statute, shall be deemed equivalent to the giving of such notice.


ARTICLE XIV:     MANAGEMENT OF COMPANY IN EVENT OF EMERGENCY

In the event of an emergency or a disaster of sufficient severity to prevent the conduct of the business affairs of the

Company by its Directors and officers as contemplated by the Articles of Incorporation and By-Laws, any two or more available members of the Executive Committee at the time of the emergency shall constitute a quorum of that Committee for the full conduct and management of the Company in accordance with
Article IV Section 1 of the By-Laws. In the event there are not at least two members of the Executive Committee available at that time, the available members of the Board of Directors shall elect an interim Executive Committee consisting of any three members of the Board, whether or not they are officers of the Company. Such three members shall constitute the Executive Committee for the full conduct and management of the Company in accordance with Article IV Section 1 of the By-Laws. These By-Law s shall be subject to implementation by resolutions of the Board of Directors passed from time to time for that purpose, and any other provisions of these By-Laws and any other Board resolutions which are contrary to the provisions of this Section or to the provisions of any such implementing resolutions, shall be suspended until it shall be determined by such interim Executive Committee acting under this Section that it shall be to the advantage of the Company to resume the conduct and management of its affairs under all of the other provisions of these By-Laws.


ARTICLE XV:  AMENDMENTS

These By-Laws may be amended or repealed, or new By-Laws may be adopted by the Board of Directors with a two-thirds vote of the Directors present at any meeting of the Board of Directors.